                              Attachment to Form 4

        Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4,
this Form 4 is also being filed on behalf of the Reporting Persons set forth below. All of the information set forth in the Attached Form 4 for Bain Capital
Investors, LLC is the same for the Reporting Person set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities

                                                                   Amount of
                                                                  Securities
                                                              Beneficially Owned
                                                              Following Reported     Ownership      Nature of
                                        Securities Disposed     Transaction(s)         Form:        Indirect
Name and Address of Reporting Person           of (D)                              Direct (D) or   Beneficial
                                               Amount                              Indirect (I)     Ownership
------------------------------------    -------------------   ------------------   -------------   ----------

Bain Capital Fund IV, L.P.                    204,525             10,572,286             D
Information Partners                           7,200                372,189              D
BCIP Associates                               11,857                612,887              D
BCIP Trust Associates, L.P.                    7,040                363,939              D
Bain Capital Partners V, L.P.                 142,306             7,356,133              D
BCIP Trust Associates II                         73                  3,768               D
BCIP Trust Associates II-B                       23                  1,189               D

        Signature of Reporting Persons:

        BAIN CAPITAL INVESTORS, LLC for itself, on behalf of itself in its capacity as general partner of Bain Capital Partners IV, L.P., on behalf of Bain Capital Partners IV, L.P. in its capacity as general partner of
        Bain Capital Fund IV, L.P. and in its capacity as managing partner of
        Information Partners, for itself in its capacity as general partner of
        Bain Capital Partners V, L.P., for itself in its capacity as sole member of the management committee of BCIP Associates and BCIP Trust
        Associates, L.P. and for itself in its capacity as managing partner of
        BCIP Trust Associates II and BCIP Trust Associates II-B.

        /s/ Michael F. Goss
        -------------------------
        Name: Michael F. Goss
        Title: Managing Director